Exhibit 99.2

EXCO Resources, Inc.

Pro forma financial information and footnotes

as of and for the nine months ended September 30, 2009

and the year ended December 31, 2008

EXCO Resources, Inc., or EXCO, a Texas corporation, is an independent oil and natural gas company engaged in the exploration, development and production of onshore oil and natural gas properties located in the continental United States. In addition to our oil and natural gas producing operations, as of August 14, 2009, we hold a 50% equity interest in a midstream joint venture, which owns and operates pipeline and gathering systems in East Texas and North Louisiana. Our oil and natural gas assets in East Texas and North Louisiana are owned by our subsidiary, EXCO Operating Company, LP and its subsidiaries and together they are collectively referred to as EXCO Operating. Our operations are focused in key North American oil and natural gas areas including East Texas/North Louisiana, Appalachia and West Texas.

Unless the context requires otherwise, references to “we”, “us”, and “our” are to EXCO.

On November 24, 2009, EXCO completed the sale of substantially all of its shallow oil and natural gas properties and related assets located in Ohio and certain Northwest Pennsylvania producing assets to EV Energy Partners, LP along with certain institutional partnerships managed by EnerVest, Ltd., or EnerVest (the EnerVest Transaction), for net cash proceeds of $131.2 million, subject to customary post closing adjustments and agreed upon hold-backs of $13.1 million for pending consents to sell certain properties. The properties sold included approximately 2,700 producing wells and total proved reserves, based on December 31, 2008 SEC pricing, of approximately 120 Bcfe.

On November 10, 2009, EXCO completed the sale of all of its remaining Mid-Continent oil and natural gas properties and related assets to Sheridan Holdings, LLC, or Sheridan, for net cash proceeds of $537.5 million, including proceeds from execution of preferential rights, or the Sheridan Transaction, after preliminary closing adjustments. The properties sold include approximately 1,375 producing wells in the Mocane Laverne and Golden Trend fields in Oklahoma.

On August 11, 2009, EXCO completed the sale of oil and natural gas properties and related assets to Encore Operating, L.P., or Encore, pursuant to two separate purchase and sale agreements for aggregate cash proceeds of approximately $356.5 million, including preliminary closing adjustments. The oil and natural gas properties sold included (i) all of EXCO’s interests in its Gladewater area and Overton field in Gregg, Upshur and Smith counties in East Texas, or the East Texas Properties, and (ii) certain oil and natural gas properties in the Mid-Continent region of Oklahoma, Kansas and the Texas Panhandle, or the Mid-Continent Sale, collectively the Encore Transactions.

On August 14, 2009, EXCO also closed two separate transactions with BG Group, plc, or BG Group, involving the sale of an undivided 50% interest in an area of mutual interest, or AMI, in certain oil and natural gas properties in East Texas and North Louisiana, or the BG Upstream Transaction, and a 50% interest in certain of its midstream operations, or the BG Midstream Transaction, for aggregate cash proceeds of approximately $996.2 million, including preliminary closing adjustments, also located in East Texas and North Louisiana.

BG Upstream Transaction

Pursuant to the terms of the BG Upstream Transaction, EXCO sold an undivided 50% interest in its producing and non-producing assets in the AMI, which encompassed most of EXCO’s holdings in East Texas and North Louisiana, excluding the Vernon Field in Jackson Parish, Louisiana, the Redland Field in Bossier and Webster Parishes, Louisiana and the Gladewater area and Overton field in East Texas. EXCO will serve as operator of the BG Upstream Transaction. Consideration for the sale included cash at closing of approximately $727.0 million, including closing adjustments.

In addition to the cash received at closing, under provisions of the Joint Development Agreement, or JDA, BG Group will fund $400.0 million of capital costs of the Haynesville/Bossier shale development attributable to EXCO’s 50% interest. Such funding will be based on payment by BG Group of 75% of EXCO’s share of drilling and completion costs of each qualified deep rights well, as defined in the JDA, until the $400.0 million commitment has been satisfied. EXCO will fund the remaining 25% of its share, representing 12.5% of total deep rights drilling and completion costs. EXCO and BG Group will each receive their 50% share of revenues and pay their 50% share of operating costs from production. In addition, EXCO and BG Group will share equally in future leasehold and asset acquisition opportunities within the AMI.

BG Midstream Transaction

In conjunction with the BG Midstream Transaction, EXCO contributed its TGG Pipeline, Ltd., or TGG, and Talco Midstream Assets, Ltd., or Talco, subsidiaries to TGGT Holdings, LLC, or TGGT, a newly formed entity, in exchange for membership units in TGGT. On August 14, 2009, EXCO sold 50% of its membership units in TGGT to BG US Gathering Company, LLC, or BG Gathering, for cash consideration of approximately $269.2 million, including closing adjustments. TGGT will operate as a 50/50 joint venture with neither EXCO nor BG Gathering having control over the management of, or a controlling beneficial economic interest in, the operations of TGGT. EXCO will use the equity method of accounting to account for its investment in TGGT.

Unaudited pro forma financial information

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the combined results of operations that would have actually occurred had the above described transactions occurred on the indicated dates or that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with EXCO’s Form 10-K for the year ended December 31, 2008, filed on February 26, 2009, and Form 10-Q for the nine months ended September 30, 2009, filed on November 4, 2009. Management believes that the assumptions used in these unaudited pro forma financial statements provide a reasonable basis for presenting the effect of these transactions.

Pro forma balance sheet

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 is based on the historical unaudited condensed consolidated balance sheet of EXCO as of September 30, 2009. The pro forma condensed consolidated balance sheet gives effect to the EnerVest Transaction and the Sheridan Transaction and related adjustments, both of which were consummated after September 30, 2009, as if each had occurred on September 30, 2009. The historical financial information column for EXCO as of September 30, 2009 reflects the Encore Transactions and the BG Upstream Transaction and the BG Midstream Transaction.

EXCO Resources, Inc.

Unaudited pro forma consolidated balance sheet

As of September 30, 2009

	Historical	Pro forma adjustments					Pro forma
(in thousands)	EXCO Resources, Inc.	Sheridan Transaction		Balance before EnerVest Transaction	Enervest Transaction		EXCO Resources, Inc.
Assets
Current assets:
Cash and cash equivalents	$55,681	$537,534	(1)	$178,215	$131,222	(5)	$209,437
		(415,000	)(3)		(100,000	)(6)
Restricted cash	69,983	—		69,983	(14,498	)(5)	55,485
Accounts receivable	81,971	—		81,971	4,629	(5)	86,600
Derivative financial instruments	203,641	—		203,641	—		203,641
Inventory	28,864	(3,560	)(1)	25,304	(471	)(5)	24,833
Other current assets	8,578	—		8,578	—		8,578

Total current assets	448,718	118,974		567,692	20,882		588,574

Equity investment in TGGT Holdings, LLC	216,631	—		216,631	—		216,631
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	246,272	(2,552	)(1)	243,720	—		243,720
Proved oil and natural gas properties	2,200,915	(257,776	)(1)	1,943,139	(147,531	)(5)	1,795,608
Accumulated depletion	(1,103,901)	—		(1,103,901)	—		(1,103,901)

Oil and natural gas properties, net	1,343,286	(260,328)		1,082,958	(147,531)		935,427

Gas gathering assets	188,648	—		188,648	(7,244	)(5)	181,404
Accumulated depreciation and amortization	(21,885)	—		(21,885)	—		(21,885)

Gas gathering assets, net	166,763	—		166,763	(7,244)		159,519

Office and field equipment, net	30,390	(435	)(1)	29,955	(1,880	)(5)	28,075
Derivative financial instruments	85,943	—		85,943	—		85,943
Deferred financing costs, net	12,356	(2,346	)(4)	10,010	(782	)(7)	9,228
Goodwill	324,756	(54,300	)(2)	270,456	—		270,456
Other assets	2,653	—		2,653	—		2,653

Total assets	$2,631,496	$(198,435)		$2,433,061	$(136,555)		$2,296,506

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$166,410	$(892	)(1)	$165,518	$(1,390	)(5)	$164,128
Derivative financial instruments	13,772	—		13,772	—		13,772
Other current liabilities	1,076	(16	)(1)	1,060	—		1,060

Total current liabilities	181,258	(908)		180,350	(1,390)		178,960
Long-term debt, net of current maturities	1,689,277	(415,000	)(3)	1,274,277	(100,000	)(6)	1,174,277
Asset retirement obligations and other long-term liabilities	116,251	(19,038	)(1)	97,213	(34,383	)(5)	62,830
Derivative financial instruments	24,386	—		24,386	—		24,386
Deferred income taxes	8,661	(1,448	)(2)	7,213	—		7,213
Common stock	212	—		212	—		212
Paid-in capital	3,088,200	—		3,088,200	—		3,088,200
Accumulated earnings (deficit)	(2,476,749)	293,157	(1)	(2,238,790)	(782	)(7)	(2,239,572)
		(2,346	)(4)	—	—		—
		(52,852	)(2)	—	—		—

Total shareholders’ equity	611,663	237,959		849,622	(782)		848,840

Total liabilities and shareholders’ equity	$2,631,496	$(198,435)		$2,433,061	$(136,555)		$2,296,506

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated balance sheet

As of September 30, 2009

(Unaudited)

(1)	Pro forma adjustment to reflect closing of the Sheridan Transaction for aggregate cash sales proceeds of $537.5 million, after preliminary closing adjustments. As set forth in the table below, pro forma adjustment reflects receipt of cash sales proceeds, assumption of asset retirement obligations and other liabilities, elimination of allocated capitalized costs attributable to proved and unproved oil and natural gas properties, allocation of proceeds attributable to inventories and field equipment and recognition of gain on sale, before adjustment for elimination of goodwill. Although full cost rules generally do not provide for gain or loss recognition in connection with sale, abandonment or other disposition of oil and natural gas properties, such rules do provide for such recognition if failure to recognize gain or loss would result in a significant alteration in the post transaction depletion rate. EXCO has concluded that, absent gain recognition on the Sheridan Transaction, a significant alteration in its depletion rate would result and, accordingly, has recognized gain on this sale transaction.

(dollars in thousands)
Cash proceeds from sale of oil and natural gas properties to Sheridan Holdings	$537,534
Asset retirement obligations and other liabilities assumed by buyer	19,946

Total sales proceeds	557,480
Carrying value of unproved properties	(2,552)
Carrying value of inventory sold	(3,560)
Carrying value of other fixed assets	(435)
Allocated full cost pool capitalized costs attributable to sold properties	(257,776)

Gain on sale of proved properties (before elimination of goodwill)	$293,157

(2)	Pro forma adjustment to eliminate goodwill attributable to oil and natural gas properties and related assets sold in the Sheridan Transaction based on the relative fair values of the assets sold to estimated total fair value of EXCO’s oil and natural gas properties as of September 30, 2009. In addition, deferred income taxes attributable to the tax basis of temporary goodwill have been proportionately reduced.

(3)	Pro forma adjustment reflecting use of a portion of cash sales proceeds from the Sheridan Transaction to reduce the outstanding balance of the EXCO Resources credit agreement.

(4)	Pro forma adjustment to write-off deferred financing costs associated with borrowing base reductions to the EXCO Resources credit agreement arising from the Sheridan Transaction.

(5)	Pro forma adjustments to reflect the closing of the EnerVest Transaction for aggregate sales proceeds of $152.5 million, including buyer assumed ARO and other liabilities of $21.3 million, as set forth in the following table. As the impact of the sale did not significantly alter the amortization rate of our full cost pool, and in accordance with full cost accounting rules, the net proceeds from the divestiture attributable to oil and gas properties has been credited to the full cost pool with no gain or loss recognition. The pro forma adjustments also reclassify the acquisition deposit from EnerVest of $14.5 million from restricted cash and eliminate the non-current liability associated with the deposit.

(dollars in thousands)
Cash proceeds from sale of oil and natural gas properties to EnerVest	$131,222 (a)
Asset retirement obligations and other liabilities assumed by buyer	21,275

Total sales proceeds	152,497
Receivable related to pending consents	4,629
Carrying value of inventory sold	(471)
Carrying value of gas gathering assets	(7,244)
Carrying value of other fixed assets	(1,880)

Net sales proceeds credited to full cost pool	$147,531

(a) Includes reclassification of $14.5 million acquisition deposit from restricted cash.

(6)	Pro forma adjustment reflecting use of a portion of cash sales proceeds from the EnerVest Transaction to reduce the outstanding balance of the EXCO Resources credit agreement pursuant to minimum debt reduction requirements attributable to the EnerVest Transaction properties.

(7)	Pro forma adjustment to write-off deferred financing costs associated with borrowing base reductions to the EXCO Resources credit agreement arising from the EnerVest Transaction.

Pro forma statements of operations

The following unaudited condensed consolidated pro forma financial information presents statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009 and is based on the audited consolidated financial statements for EXCO for the year ended December 31, 2008, the unaudited condensed consolidated financial statements for the nine months ended September 30, 2009 and the unaudited internal revenues and direct operating costs with respect to the oil and natural gas properties included in the EnerVest Transaction, the Sheridan Transaction, the Encore Transactions, the BG Upstream Transaction and the midstream operations of TGG and Talco, included in the BG Midstream Transaction, for the year ended December 31, 2008 and for the nine months ended September 30, 2009. The pro forma financial information gives effect to the EnerVest Transaction, the Sheridan Transaction, the Encore Transactions, the BG Upstream Transaction and the BG Midstream Transaction as if each had occurred on January 1, 2008.

EXCO Resources, Inc

Unaudited pro forma consolidated statement of operations

Year ended December 31, 2008

	Historical	Pro forma adjustments									Pro forma
(in thousands, except per share data)	EXCO Resources, Inc. consolidated	Encore Transactions and BG Upstream Transaction August 2009		BG Midstream Transaction		Sheridan Transaction		Subtotal before EnerVest Transaction	EnerVest Transaction		EXCO Resources, Inc. consolidated
Revenues:
Oil and natural gas	$1,404,826	$(338,988	)(1)	$—		$(163,395	)(9)	$902,443	$(67,214	)(13)	$835,229
Midstream	85,432	—		(85,432	)(7)	—		—	—		—

Total revenues	1,490,258	(338,988)		(85,432)		(163,395)		902,443	(67,214)		835,229

Costs and expenses:
Oil and natural gas production	238,071	(62,782	)(1)	—		(32,191	)(9)	143,098	(9,841	)(13)	133,257
Midstream operating expenses	82,797	—		(82,797	)(7)	—		—	—		—
Gathering and transportation	14,206	(3,164	)(1)	345	(7)	—		11,387	(794	)(13)	10,593
Depreciation, depletion and amortization	460,314	(130,062	)(2)	(7,132	)(7)	(63,958	)(2)	259,162	(23,420	)(2)	235,742
Write-down of oil and natural gas properties	2,815,835	(485,537	)(3)	—		(203,225	)(10)	2,127,073	(163,758	)(14)	1,963,315
Accretion of discount on asset retirement obligations	6,703	(918	)(4)	—		(1,015	)(11)	4,770	(914	)(15)	3,856
General and administrative	87,568	—		—		—		87,568	—		87,568

Total costs and expenses	3,705,494	(682,463)		(89,584)		(300,389)		2,633,058	(198,727)		2,434,331

Operating income (loss)	(2,215,236)	343,475		4,152		136,994		(1,730,615)	131,513		(1,599,102)
Other income (expense):
Interest expense	(161,638)	63,009	(5)	6,547	(8)	18,676	(12)	(73,406)	4,546	(16)	(68,860)
Gain on derivative financial instruments	384,389	—		—		—		384,389	—		384,389
Equity in income of TGGT Holdings, LLC	—	—		6,529	(7)	—		6,529	—		6,529
Interest and other income	3,981	—		4,922	(7)	—		8,903	—		8,903

Total other income (expense)	226,732	63,009		17,998		18,676		326,415	4,546		330,961

Income (loss) before income taxes	(1,988,504)	406,484		22,150		155,670		(1,404,200)	136,059		(1,268,141)
Income tax expense (benefit)	(255,033)	(1,180	)(6)	—		(613	)(6)	(256,826)	—		(256,826)

Net income (loss)	(1,733,471)	407,664		22,150		156,283		(1,147,374)	136,059		(1,011,315)
Preferred stock dividends	(76,997)	—		—		—		(76,997)	—		(76,997)

Net income (loss) available to common shareholders	$(1,810,468)	$407,664		$22,150		$156,283		$(1,224,371)	$136,059		$(1,088,312)

Basic net loss per common share	$(11.81)										$(7.10)

Diluted net loss per common share	$(11.81)										$(7.10)

Weighted average shares outstanding, basic	153,346										153,346

Weighted average shares outstanding, diluted	153,346										153,346

See accompanying notes.

EXCO Resources, Inc

Unaudited pro forma consolidated statement of operations

Nine months ended September 30, 2009

	Historical	Pro forma adjustments									Pro forma
(in thousands, except per share data)	EXCO Resources, Inc. consolidated	Encore Transactions and BG Upstream Transaction August 2009		BG Midstream Transaction		Sheridan Transaction		Subtotal before EnerVest Transaction	EnerVest Transaction		EXCO Resources, Inc. consolidated
Revenues:
Oil and natural gas	$443,953	$(105,265	)(17)	$—		$(55,104	)(25)	$283,584	$(23,644	)(29)	$259,940
Midstream	35,330	—		(35,330	)(23)	—		—	—		—

Total revenues	479,283	(105,265)		(35,330)		(55,104)		283,584	(23,644)		259,940

Costs and expenses:
Oil and natural gas production	144,538	(33,101	)(17)	—		(17,063	)(25)	94,374	(6,194	)(29)	88,180
Midstream operating expenses	35,580	—		(35,580	)(23)	—		—	—		—
Gathering and transportation	12,880	(2,148	)(17)	3,140	(23)	—		13,872	(590	)(29)	13,282
Depreciation, depletion and amortization	187,682	(43,585	)(18)	(5,404	)(23)	(24,709	)(18)	113,984	(8,236	)(18)	105,748
Write-down of oil and natural gas properties	1,293,579	(302,430	)(19)	—		(124,403	)(26)	866,746	(90,167	)(30)	776,579
Gain on divestitures	(460,626)	—		—		—		(460,626)	—		(460,626)
Accretion of discount on asset retirement obligations	5,856	(733	)(20)	—		(806	)(27)	4,317	(817	)(31)	3,500
General and administrative	64,682	—		—		—		64,682	—		64,682

Total costs and expenses	1,284,171	(381,997)		(37,844)		(166,981)		697,349	(106,004)		591,345

Operating income (loss)	(804,888)	276,732		2,514		111,877		(413,765)	82,360		(331,405)

Other income (expense):
Interest expense	(129,760)	73,085	(21)	2,882	(24)	8,698	(28)	(45,095)	2,199	(32)	(42,896)
Gain on derivative financial instruments	204,885	—		—		—		204,885	—		204,885
Equity in income of TGGT Holdings, LLC	(426)	—		3,958	(23)	—		3,532	—		3,532
Interest and other income	(7,895)	—		—		—		(7,895)	—		(7,895)

Total other income (expense)	66,804	73,085		6,840		8,698		155,427	2,199		157,626

Income (loss) before income taxes	(738,084)	349,817		9,354		120,575		(258,338)	84,559		(173,779)
Income tax expense (benefit)	189	1,998	(22)	—		(367	)(22)	1,820	—		1,820

Net income (loss) available to common shareholders	$(738,273)	$347,819		$9,354		$120,942		$(260,158)	$84,559		$(175,599)

Basic net loss per common share	$(3.50)										$(0.83)

Diluted net loss per common share	$(3.50)										$(0.83)

Weighted average shares outstanding, basic	211,118										211,118

Weighted average shares outstanding, diluted	211,118										211,118

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated statements of operations

Year ended December 31, 2008 and

Nine months ended September 30, 2009

(Unaudited)

(1)	Pro forma adjustment to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2008 with respect to the oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(2)	Pro forma entry to adjust depreciation, depletion and amortization for the year ended December 31, 2008 to reflect the sale of oil and natural gas properties included in the Encore Transactions and BG Upstream Transaction, the Sheridan Transaction and the EnerVest Transaction as if each sale had occurred on January 1, 2008. The pro forma amortization appropriately reflects a proportionate reduction in capitalized costs resulting from the divestiture transactions and the impact of full cost ceiling test write-downs in the write-down period.

(amounts in thousands, except rate amounts)	Nine months ended September 30, 2008		Three months ended December 30, 2008
Amortizable pro forma full cost pool	$3,419,210		$2,433,971	(a)

Pro forma proved reserves as of January 1, 2008	1,267,534	(b)	1,202,453	(b)

Pro forma amortization rate per Mcfe	$2.698		$2.024
Pro forma production for applicable periods	65,080	(c)	21,032	(c)

Pro forma full cost period amortization for applicable periods	$175,586		$42,569

Total pro forma amortization for year 2008			$218,155
Amount of depletion historically recorded			(435,595)

Pro forma adjustment required in 2008 for all 2009 divestitures			$(217,440)

Adjustment attributed to the Encore Transactions and the BG Upstream Transaction			$130,062
Adjustment attributed to the Sheridan Transaction			63,958
Adjustment attributed to the EnerVest Transaction			23,420

Total of pro forma adjustments to depletion for 2008 year			$217,440

(a)	Includes amortizable full cost pool for the periods specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.
(b)	Excludes proved reserves as of January 1, 2008 included in the Encore Transactions, the BG Upstream Transaction, the Sheridan Transaction and the EnerVest Transaction.
(c)	Excludes production for the year ended December 31, 2008 attributable to properties sold in the Encore Transactions, the BG Upstream Transaction, the Sheridan Transaction and the EnerVest Transaction.

(3)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost pool ceiling limitation tests for the year ended December 31, 2008 attributable to properties sold in the Encore Transactions and the BG Upstream Transaction.

(4)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2008 attributable to oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(5)	Pro forma adjustment to eliminate interest expense and amortization of deferred financing costs for the year ended December 31, 2008 as a result of reductions in outstanding balances and borrowing base reductions under EXCO’s credit agreements using cash proceeds received from the Encore Transactions and the BG Upstream Transaction as set forth in the following table.

(dollars in thousands)	EXCO Resources Credit Agreement	EXCO Operating Credit Agreement	EXCO Operating Term Credit Agreement		Total
Pro forma reductions in outstanding debt balances in connection with use of proceeds of the Encore Transaction and the BG Upstream Transaction	$200,000	$584,000	$300,000		$1,084,000

Average interest rate during year	4.38%	4.50%	10.00%

Interest expense reduction for 2008	8,760	26,280	13,337	(a)	$48,377
Elimination of amortization of deferred financing costs attributable to pro forma debt reductions	203	832	13,597		14,632

Total interest credit adjustment	$8,963	$27,112	$26,934		$63,009

(a)	Represents total interest recorded in 2008 since the EXCO Operating Term Credit Agreement was not entered into until July 15, 2008.

(6)	Pro forma adjustment to reflect reduction of deferred income taxes for the year ended December 31, 2008 attributable to proportionate reduction of goodwill eliminated in conjunction with the sale and gain recognition for the Encore Transactions and the BG Upstream Transaction and for the Sheridan Transaction.

(7)	Pro forma adjustments to eliminate 50% of operations related to the BG Midstream Transaction and to restate the midstream business segment to the equity method of accounting for our 50% investment in TGGT for the year ended December 31, 2008. EXCO’s retained midstream revenues and expenses (Vernon Field gathering system) are reclassified to gathering and transportation to reflect elimination of EXCO’s midstream business segment.

(8)	Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $292 thousand for the year ended December 31, 2008 as a result of reduction in outstanding balance of $139.0 million to the EXCO Operating Credit Agreement based on an average annual interest rate of 4.5% arising from the BG Midstream Transaction.

(9)	Pro forma adjustment to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2008 attributable to the oil and natural gas properties in the Mid-Continent area sold in the Sheridan Transaction.

(10)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost ceiling limitation tests for the year ended December 31, 2008 attributable to the Sheridan Transaction.

(11)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2008 attributable to oil and natural gas properties sold in the Sheridan Transaction.

(12)	Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $499 thousand for the year ended December 31, 2008 as a result of reductions in outstanding debt of $415.0 million and related contractual modifications in connection with the Sheridan Transaction under the EXCO Resources credit agreement based on an average annual interest rate of 4.38% using proceeds received in the Sheridan Transaction.

(13)	Pro forma adjustments to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2008 with respect to the oil and natural gas properties in the Appalachian area sold in the EnerVest Transaction.

(14)	Pro forma adjustment to reflect proportionate elimination of write-down of oil and natural gas properties resulting from full cost ceiling limitation tests for the year ended December 31, 2008 attributable to properties sold in the EnerVest Transaction.

(15)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2008 attributable to oil and natural gas properties sold in the EnerVest Transaction.

(16)

Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $166 thousand for the year ended December 31, 2008 as a result of reductions in outstanding debt of $100.0 million.

and related contractual modifications in connections with the Sheridan Transaction under the EXCO Resources credit agreement based on an average annual interest rate of 4.38% using proceeds received in the EnerVest Transaction.

(17)	Pro forma adjustments to eliminate oil and natural gas revenues and direct operating costs for the nine months ended September 30, 2009 with respect to the oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(18)	Pro forma entry to adjust depreciation, depletion and amortization for the nine months ended September 30, 2009 to reflect the sale of oil and natural gas properties included in the Encore Transactions, the BG Upstream Transaction, the Sheridan Transaction and the EnerVest Transaction as if each sale had occurred on January 1, 2008. The pro forma amortization appropriately reflects a proportionate reduction in capitalized costs resulting from the divestiture transactions and the impact of full cost ceiling test write-downs in the write-down period.

(amounts in thousands, except rate amounts)	Three months ended March 31, 2009		Six months ended September 30, 2009
Amortizable pro forma full cost pool	$1,311,641		$1,177,179	(a)

Pro forma proved reserves as of January 1, 2009	891,435	(b)	869,914	(b)

Pro forma amortization rate per Mcfe	$1.471		$1.353
Pro forma production for applicable periods	21,521	(c)	44,069	(c)

Pro forma full cost period amortization for applicable periods	$31,657		$59,625

Total pro forma amortization for nine months ended September 30, 2009			$91,282
Amount of depletion historically recorded			(167,812)

Pro forma adjustment required in 2009 for all 2009 divestitures			$(76,530)

Adjustment attributed to the Encore Transactions and the BG Upstream Transaction			43,585
Adjustment attributed to the Sheridan Transaction			24,709
Adjustment attributed to the EnerVest Transaction			8,236

Total pro forma adjustments to depletion for nine months ended September 30, 2009			$76,530

(a)	Includes amortizable full cost pool for the period specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.
(b)	Excludes proved reserves as of January 1, 2009 included in Encore Transactions, the BG Upstream Transaction, the Sheridan Transaction. and the EnerVest Transaction.
(c)	Excludes production for the nine months ended September 30, 2009 attributable to the Encore Transactions, the BG Upstream Transaction, the Sheridan Transaction and the EnerVest Transaction.

(19)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost pool ceiling limitation tests for the nine months ended September 30, 2009 attributable to properties sold in the Encore Transactions and the BG Upstream Transaction.

(20)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the nine months ended September 30, 2009 attributable to oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(21)	Pro forma adjustment to reflect reduction in interest expense and amortization of related deferred financing costs for the nine months ended September 30, 2009 as a result of reductions in the outstanding balance and certain contractual modifications under EXCO’s credit agreements using cash proceeds received from the Encore Transactions and the BG Upstream Transaction as set forth in the following table.

(dollars in thousands)	EXCO Resources Credit Agreement	EXCO Operating Credit Agreement	EXCO Operating Term Credit Agreement		Total
Pro forma reductions in outstanding debt balances in connection with use of proceeds of the Encore Transactions and the BG Upstream Transaction	$200,000	$584,000	$300,000		$1,084,000

Average interest rate during year	2.436%	2.312%	10.000%

Interest expense reduction for the nine months ended September 30, 2009	3,654	10,127	19,753	(a)	$33,534
Elimination of amortization of deferred financing costs attributable to pro forma debt reductions	453	1,344	37,754		39,551

Total interest credit adjustment	$4,107	$11,471	$57,507		$73,085

(a)	Represents total interest recorded in 2009 since the EXCO Operating Term Credit Agreement was paid off on August 14, 2009.

(22)	Pro forma adjustment to reflect deferred income taxes for the nine months ended September 30, 2009 attributable to proportionate reduction of goodwill eliminated in conjunction with the sale and gain recognition arising from the Encore Transactions, the BG Upstream Transaction and the Sheridan Transaction.

(23)	Pro forma adjustments to eliminate 50% of operations related to the BG Midstream Transaction and to restate the midstream business segment to the equity method of accounting for our 50% investment in TGGT for the nine months ended September 30, 2009. EXCO’s retained midstream revenues and expenses (Vernon Field gathering systems) are reclassified to gathering and transportation to reflect elimination of EXCO’s midstream business segment.

(24)	Pro forma adjustment to reflect reduction in interest expense and amortization of deferred financing costs for the nine months ended September 30, 2009 as a result of reductions in outstanding debt of $139.0 million of the EXCO Operating Credit Agreement based on an average annual interest rate of 2.312% and elimination of deferred financing costs amortization of $472 thousand, arising from the BG Midstream Transaction.

(25)	Pro forma adjustments to eliminate oil and natural gas revenues and direct operating costs for the nine months ended September 30, 2009 with respect to the oil and natural gas properties sold in the Sheridan Transaction.

(26)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost pool ceiling limitation tests for the nine months ended September 30, 2009 attributable to properties sold in the Sheridan Transaction.

(27)	Pro forma adjustment to eliminate accretion of discount on asset retirement obligations for the nine months ended September 30, 2009 attributable to oil and natural gas properties sold in the Sheridan Transaction.

(28)	Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $1.1 million for the nine months ended September 30, 2009 as a result of reductions in outstanding debt of $415.0 million and contractual modifications in connection with the Sheridan Transaction under the EXCO Resources Credit Agreement based on an average annual interest rate of 2.436% using proceeds received in the Sheridan Transaction.

(29)	Pro forma adjustment to eliminate oil and natural gas revenues and direct operating costs for the nine months ended September 30, 2009 with respect to the oil and natural gas properties sold in the EnerVest Transaction.

(30)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost ceiling limitation tests for the nine months ended September 30, 2009 attributable to properties sold in the EnerVest Transaction.

(31)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the nine months ended September 30, 2009 attributable to oil and natural gas properties sold in the EnerVest Transaction.

(32)	Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $372 thousand for the nine months ended September 30, 2009 as a result of reductions in outstanding debt of $100.0 million and contractual modifications in connection with the EnerVest Transaction under the EXCO Resources Credit Agreement based on an average annual interest rate of 2.436% using proceeds received in the EnerVest Transaction.